Exhibit 99.2

[LOGO - ROHN INDUSTRIES, INC.]


WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612


FOR FURTHER INFORMATION:
Jeff Jablonski
Treasurer
(309) 633-5606
jeff.jablonski@rohnnet.com


         ROHN SIGNS AMENDMENT TO CREDIT AND FORBEARANCE AGREEMENTS
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                 COMPANY TO EXPLORE STRATEGIC ALTERNATIVES,
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                   INCLUDING POSSIBLE SALE OF THE COMPANY
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July 1, 2002, Peoria, IL -- ROHN Industries, Inc. (Nasdaq: ROHN), a global provider of infrastructure equipment for the telecommunications industry, announced today that it has entered into an amendment to its credit and forbearance agreements with its bank lenders. The amendment to the credit agreement decreases the maximum revolving loan commitment from $25 million to $23 million and modifies the definition of the borrowing base to provide ROHN up to $1,500,000 of additional borrowing capacity. Under the amendment to the forbearance agreement, the bank lenders have agreed to extend until August 31, 2002 the period during which they will forbear from enforcing any remedies under the credit agreement arising from ROHN's breach of all of the financial covenants contained in the credit agreement. If these financial covenants and related provisions of the credit agreement are not amended by August 31, 2002, and the bank lenders do not waive any defaults by that date, the bank lenders will be able to exercise any and all remedies they may have in the event of a default.

ROHN also announced today that it has engaged Peter J. Solomon Company Limited ("Solomon") to assist the Company in exploring strategic alternatives for the Company, including a possible sale, merger, other business combination or restructuring involving the Company.

In addition, ROHN said today that it has substantially completed its previously-announced program of testing and repairing internal flange poles that it has fabricated and sold since 1999. In April of this year ROHN learned that one of its customers had an internal flange pole that collapsed. As a result, ROHN notified the U.S. Consumer Product Safety Commission and implemented a comprehensive testing program to help ensure that the internal flange poles conform to ROHN's quality standards. Based upon the testing and repair work done to date, ROHN currently believes that the total cost of addressing the problem will be approximately $3 million, all of which will be incurred in fiscal year 2002.

ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The company's products include towers, equipment enclosures, cabinets, poles and antennae mounts, as well as design and construction services. ROHN has manufacturing locations in Peoria, Ill.; Frankfort, Ind.; and Bessemer, Ala.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; our failure to cure, or obtain amendments or waivers with respect to, existing defaults under our credit agreement; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.